                                                                     Exhibit 5.1

February 23, 1998


The Board of Directors
Spelling Entertainment Group Inc.
5700 Wilshire Boulevard
Los Angeles, California  90036

Re:  AMENDMENT TO FORM S-8 REGISTRATION STATEMENT

Gentlemen:

     I am the Senior Vice President - General Counsel, Secretary and Administration to Spelling Entertainment Group Inc., a Delaware corporation (the "Company"). I am delivering this opinion in connection with the filing by the Company of an amendment to a registration statement on Form S-8 (as amended, the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, relating to (i) 5,000,000 shares (the "Additional Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which upon the exercise of stock options (the "Options") granted or to be granted pursuant to the Spelling Entertainment Group Inc. 1994 Stock Option Plan (the "Plan") and (ii) a maximum of 9,500,000 shares (the "Selling Shareholders' Shares", and, together with the Additional Shares, the "Shares") of Common Stock which may be sold by the selling shareholders to be named in the Registration Statement (the "Selling Shareholders"). The Selling Shareholders' Shares may be acquired by the Selling Shareholders upon their exercise of the Options or pursuant to their exercise of stock options granted or to be granted pursuant to the Plan to purchase 4,500,000 previously registered shares of Common Stock.

     In connection with the opinions expressed herein, I or members of my legal staff (my "Staff") have examined the following documents: (i) the Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the resolutions adopted by the Board of Directors of the Company authorizing the adoption of the Plan and all amendments thereto, (iv) a Good Standing Certificate of the Company, dated January 9, 1998, (v) the Plan, and
(vi) the Registration Statement (including exhibits thereto). I have also made such inquiries and have examined originals, certified copies or copies otherwise identified to my satisfaction of such other documents, corporate records and other instruments, as I or my Staff have deemed necessary or appropriate for the purposes of this opinion letter.

     In my examinations, I or my Staff have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me or my Staff as originals, the conformity to original documents of all documents submitted to me or my Staff as certified, photostatic or facsimile copies and the authenticity of the originals of such documents.
For the purpose of rendering the opinions expressed herein, I or my Staff have further assumed the truth, accuracy and completeness of all the representations and other factual

The Board of Directors
Spelling Entertainment Group Inc.
February 23, 1998
Page 2

statements contained in such documents, records and other instruments, and that there have been no changes in the matters represented therein from the respective dates thereof through the date hereof. I and my Staff have not undertaken any independent investigation to determine the truth, accuracy and completeness of any of such factual statements, although nothing has come to my attention or the attention of my Staff that leads me or my Staff to believe that any such factual statement is incorrect.

     Based upon my examination of the foregoing documents, records and other instruments, and expressly subject to the assumptions set forth above, it is my opinion that:

     1. The Company has been duly incorporated and is a corporation in good standing under the laws of the State of Delaware; and

     2. The Shares have been duly and validly authorized by the Company, and, when issued and paid for pursuant to the terms and conditions of the Options and the Plan, will be validly issued, fully paid and non-assessable.

     I am a member of the Bar of the State of California. My opinions are limited to matters involving the federal laws of the United States, the laws of the State of California, and the corporate laws of the State of Delaware, and I do not express any opinion as to the laws of any other jurisdiction. This opinion is rendered solely for your benefit in connection with the filing of the Registration Statement with the SEC, and may not be relied upon by any other person or entity or for any other purpose without my prior written consent in each instance.

     I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus contained within the Registration Statement.

                              Very truly yours,



                              /s/  Sally Suchil